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RCN CORPORATION
LIST OF SUBSIDIARIES                                                  Exhibit 21

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                                                              State of          Percentage
Name                                                          Incorporation     Owned
RCN Corporation                                               DE                100%
TEC Air, Inc.                                                 DE                100%
RCN Entertainment, Inc.                                       DE                100%
ON TV, Inc.                                                   NY                100%
RCN Financial Management, Inc.                                DE                100%
RCN Internet Services, Inc.                                   DE                100%
UNET Holding, Inc.                                            DE                100%
Brainstorm Networks, Inc.                                     CA                100%
RCN Telecom Services, Inc.                                    PA                100%
RCN International Holdings, Inc.                              DE                100%
RCN Telecom Services of Illinois, Inc.                        IL                100%
21st Century Telecom Services, Inc.                           DE                100%
RCN Cable TV of Chicago, Inc.                                 DE                100%
RCN Telecom Services of Massachusetts, Inc.                   MA                100%
RCN Telecom Services of Philadelphia, Inc.                    PA                100%
RCN Telecom Services of Virginia, Inc.                        VA                100%
RCN Telecom Services of Washington, D.C., Inc.                DC                100%
RLH Property Corporation                                      NJ                100%
RCN Finance, LLC                                              DE                100%
RCN-BecoCom, LLC                                              MA                82.17%
Starpower Communications, LLC                                 DE                50%
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